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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          PACIFIC TELESIS FINANCING I
            (Exact name of Registrant as specified in its charter)

                Delaware                            94-6688509
      (State of incorporation or      (I.R.S. Employer Identification No.)
             organization)

              130 Kearny Street, San Francisco, California  94108
            (Address and Zip Code of principal executive officers)

                           ------------------------

                             PACIFIC TELESIS GROUP
            (Exact name of Registrant as specified in its charter)

              Nevada                             94-2919931
     (State of incorporation or       (I.R.S. Employer Identification No.)
               organization)

              130 Kearny Street, San Francisco, California  94108
            (Address and Zip Code of principal executive officers)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class           Name of each exchange on which
     to be so registered           each class is to be registered
     -------------------           ------------------------------

Trust Originated Preferred         New York Stock Exchange
Securities (liquidation amount
$25 per Preferred Security) of
Pacific Telesis Financing I

Guarantee for the benefit of       New York Stock Exchange
holders of Trust Originated
Preferred Securities of Pacific
Telesis Group

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
  --------------------------------------------------------------------------
                               (Title of Class)




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ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

For a full description of the Trust Originated Preferred Securities (the "Preferred Securities") of Pacific Telesis Financing I (the "Trust") and the guarantee of Pacific Telesis Group ("PTG") being registered hereby, reference is made to (i) the information contained under the captions "Description of the Pacific Telesis Trusts' Preferred Securities" and "Description of the Guarantees" in the Prospectus (the "Prospectus") which forms part of the Registration Statement on Form S-3 (No. 33-63647) filed by PTG, the Trust, Pacific Telesis Financing II and Pacific Telesis Financing III with the Securities and Exchange Commission on October 24, 1995, as amended (the "Registration Statement"), and (ii) the information contained under the captions "Description of the Preferred Securities" and "Effect of Obligations under the Subordinated Debentures and the Guarantee" in the Prospectus Supplement to the Prospectus, and such descriptions are incorporated herein by reference.

ITEM 2.   EXHIBITS.

   2-A    Certificate  of Trust  of the Trust.   Filed  as Exhibit  4-A to the
          Registration Statement and incorporated herein by reference.

   2-B Declaration of Trust of the Trust. Filed as Exhibit 4-F-1 to the Registration Statement and incorporated herein by reference.

   2-C    Form  of Amended  and Restated  Declaration of  Trust of  the Trust.
          Filed   as  Exhibit   4-D-2  of   the  Registration   Statement  and
          incorporated herein by reference.

   2-D    Form of Debt Securities Indenture between PTG and The First National
          Bank  of  Chicago,  as  Trustee.    Filed  as  Exhibit  4-G  to  the
          Registration Statement and incorporated herein by reference.

   2-E Form of Supplemental Indenture to Indenture to be used in connection with the issuance of Subordinated Debt Securities and Preferred Securities. Filed as Exhibit 4-H to the Registration Statement and incorporated herein by reference.

   2-F    Form  of  Preferred  Security.     Filed  as  Exhibit  4-I   to  the
          Registration Statement and incorporated herein by reference.

   2-G Form of Subordinated Debt Security. Filed as Exhibit 4-J to the Registration Statement and incorporated herein by reference.

   2-H    Form of  Guarantee with  respect to  Preferred Securities.  Filed as
          Exhibit 4-K to the Registration Statement and incorporated herein by reference.










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                                  SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



Date:  November 20, 1995      Pacific Telesis Financing I


                              By:  Pacific Telesis Group, as Sponsor



                              By:  /s/ William E. Downing
                                  ------------------------
                              Name:  William E. Downing
                              Title: Executive Vice President,
                                     Chief Financial Officer &
                                     Treasurer


                              Pacific Telesis Group



                              By:  /s/ William E. Downing
                                   ----------------------
                              Name:  William E. Downing
                              Title: Executive Vice President,
                                     Chief Financial Officer &
                                     Treasurer























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                                 EXHIBIT INDEX


Exhibit Number                Description
--------------                -----------

   2-A    Certificate of Trust of the Trust.  Filed as Exhibit   4-A  to   the
          Registration Statement and incorporated herein by reference.

   2-B    Declaration of  Trust of the Trust.   Filed as Exhibit  4-F-1 to the
          Registration Statement and incorporated herein by reference.

   2-C    Form  of Amended  and Restated  Declaration of  Trust of  the Trust.
          Filed   as  Exhibit   4-D-2  of   the  Registration   Statement  and
          incorporated herein by reference.

   2-D    Form of Debt Securities  Indenture among PTG and The  First National
          Bank  of  Chicago,  as  Trustee.    Filed  as  Exhibit  4-G  to  the
          Registration Statement and incorporated herein by reference.

   2-E Form of Supplemental Indenture to Indenture to be used in connection with the issuance of Subordinated Debt Securities and Preferred Securities. Filed as Exhibit 4-H to the Registration Statement and incorporated herein by reference.

   2-F    Form  of  Preferred  Security.     Filed  as  Exhibit  4-I   to  the
          Registration Statement and incorporated herein by reference.

   2-G    Form of Subordinated  Debt Security.   Filed as Exhibit  4-J to  the
          Registration Statement and incorporated herein by reference.

   2-H    Form  of Guarantee with respect  to Preferred Securities.   Filed as
          Exhibit 4-K to the Registration Statement and incorporated herein by reference.























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